Exhibit 99.1

President Trump Approves Historic Partnership between U. S. Steel and Nippon Steel

President Trump Signs Executive Order to Unleash Unprecedented Investment
in American Steelmaking

Pittsburgh and Tokyo – June 13, 2025 – United States Steel Corporation (“U. S. Steel”) (NYSE: X) and Nippon Steel Corporation (“Nippon Steel”) (TSE: 5401) together with its wholly owned subsidiary Nippon Steel North America, Inc. (“NSNA”) (collectively, the “Companies”) today announced that President Trump has approved the Companies’ historic partnership that will unleash unprecedented investments in steelmaking in the United States, protecting and creating more than 100,000 jobs.1

On May 30, 2025, the partnership was celebrated by thousands of steel workers with President Trump at U. S. Steel’s Irvin Plant of Mon Valley Works in West Mifflin, Pennsylvania.

Commenting on the news, the Companies stated: “We thank President Trump and his Administration for their bold leadership and strong support for our historic partnership. This partnership will bring a massive investment that will support our communities and families for generations to come. We look forward to putting our commitments into action to make American steelmaking and manufacturing great again.”

In addition to President Trump’s Executive Order approving the partnership, the Companies have entered into a National Security Agreement (“NSA”) with the U.S. Government. The NSA provides that approximately $11 billion in new investments will be made by 2028, which includes the initial investment in a greenfield project that would be completed after 2028. The NSA also includes commitments related to governance (including a Golden Share to be issued to the U.S. Government), domestic production, and trade matters. Along with President Trump’s Executive Order, the Companies have completed the U.S. Department of Justice review process.

With those approvals, all necessary regulatory approvals for the partnership have now been received, and the partnership is expected to be finalized promptly.

1 According to a study done by Parker Strategy Group, commissioned by U. S. Steel. Total jobs figure includes direct, indirect and induced jobs.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains information regarding U. S. Steel and Nippon Steel that may constitute “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 and other securities laws, that are subject to risks and uncertainties. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “should,” “plan,” “goal,” “future,” “will,” “may” and similar expressions or by using future dates in connection with any discussion of, among other things, statements expressing general views about trends, events or developments that we expect or anticipate will occur in the future, potential changes in the global economic environment, anticipated capital expenditures, the construction or operation of new or existing facilities or capabilities and the costs associated with such matters, as well as statements regarding the proposed transaction, including the timing of the completion of the transaction. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements include all statements that are not historical facts, but instead represent only U. S. Steel’s and Nippon Steel’s beliefs regarding future goals, plans and expectations about our prospects for the future and other events, many of which, by their nature, are inherently uncertain and outside of U. S. Steel’s or Nippon Steel’s control and may differ, possibly materially, from the anticipated events indicated in these forward-looking statements. Management of U. S. Steel or Nippon Steel, as applicable, believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. In addition, forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from U. S. Steel’s or Nippon Steel’s historical experience and our present expectations or projections. Risks and uncertainties include without limitation: the ability of the parties to consummate the proposed transaction, on a timely basis or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement and plan of merger relating to the proposed transaction (the “Agreement”); risks arising from transaction-related litigation, either brought by or against the parties; the risk that the parties to the Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction and related litigation; certain restrictions during the pendency of the proposed transaction that may impact U. S. Steel’s or Nippon Steel’s ability to pursue certain business opportunities or strategic transactions; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the U. S. Steel’s common stock or Nippon Steel’s common stock or American Depositary Receipts; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of U. S. Steel or Nippon Steel to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; and the risk the pending proposed transaction could distract management of U. S. Steel. U. S. Steel directs readers to its Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and the other documents it files with the SEC for other risks associated with U. S. Steel’s future performance. These documents contain and identify important factors that could cause actual results to differ materially from those contained in the forward-looking statements.

Contacts

U. S. Steel Contacts

Media

Corporate Communications

+1 (412) 433 1300 / media@uss.com

Joele Frank, Wilkinson Brimmer Katcher

Kelly Sullivan and Ed Trissel / +1 (212) 355 4449

Investors

Emily Chieng / +1 (412) 618 9554 / ecchieng@uss.com

Nippon Steel Contacts

Media

For inquiries, https://www.nipponsteel.com/en/contact/

Investors

ir@jp.nipponsteel.com

Yuichiro Kaneko / +81-80-9022-6867 / kaneko.yc3.yuichiro@jp.nipponsteel.com

Yohei Kato / +81-80-2131-0188 / kato.rk5.yohei@jp.nipponsteel.com

General Inquiries (U.S.)

Nippon Steel North America, Inc. / +1 (713) 654 7111

U.S. Media Contacts

NSCMedia@teneo.com

Robert Mead / +1 (917) 327 9828 / Robert.Mead@teneo.com

Tucker Elcock / +1 (917) 208 4652 / Tucker.Elcock@teneo.com

Jack Coster / +1 (207) 756 4586 / Jack.Coster@teneo.com